Exhibit 4

NUMBER * *	TC BANCSHARES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA	SHARES * *

Transfer of this stock is restricted in accordance with

conditions printed on the reverse of this certificate.

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF

COMMON STOCK, PAR VALUE $0.01 PER SHARE

TC BANCSHARES, INC.

The shares evidenced by this certificate are transferable only on the books of TC Bancshares, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, TC Bancshares, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By	[SEAL]	By

The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ______________ Custodian________________
			(Cust)	(Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
of survivorship and not as
	tenants in common		(State)

Additional abbreviations may also be used though not in the above list

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the
said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.